Exhibit 99.1

Carpenter Technology Corporation Announces Appointment of J. Michael Fitzpatrick as Vice Chairman

    WYOMISSING, Pa.--(BUSINESS WIRE)--Feb. 13, 2006--Carpenter Technology Corporation (NYSE:CRS) announced today that it has appointed Dr. J. Michael Fitzpatrick as Vice Chairman, an executive position reporting directly to Robert J. Torcolini, Chairman, President and Chief Executive Officer, effective February 14, 2006. In addition to his new role at the Company, Dr. Fitzpatrick will continue as a member of the Board, on which he has served since 1997.
    Fitzpatrick will work closely with Carpenter's Chief Executive Officer and the Company's senior management team on further developing and executing a strategic growth plan for Carpenter. Fitzpatrick brings extensive experience in strategic planning, operations and technology management, international business and mergers and acquisitions. He was formerly President and Chief Operating Officer of Philadelphia-based Rohm and Haas Company.
    Mr. Torcolini commented, "Carpenter is extremely fortunate to have Mike become an integral part of our management team. The Company continues to perform very well and is positioned for further growth and diversification. Mike's perspective as a Board member, combined with his business background and experience, will be an asset as we leverage the Company's strengths, take advantage of market opportunities, and deliver superior business results in the years ahead."
    Fitzpatrick, 59, holds a PhD in Chemistry from Rice University and joined Rohm and Haas, a specialty chemical company, in 1975 shortly after completing his post-doctoral studies at Harvard. While at Rohm and Haas, he held positions in research and marketing and had general management responsibilities for 13 years in Brazil, Italy, Mexico, and the United Kingdom. After returning to the U.S., he later became President and COO.
    Carpenter Technology Corporation (NYSE:CRS) based in Wyomissing, PA, is a leading manufacturer and distributor of specialty alloys and engineered products. For more information about Carpenter Technology Corporation please visit the Company's website at www.cartech.com.
    Except for historical information, all other information in this news release consists of forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter's filings with the Securities and Exchange Commission including its annual report on Form 10-K for the year ended June 30, 2005, its subsequent Form 10-Q and the exhibits attached to those filings. They include but are not limited to: 1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, power generation, automotive, industrial and consumer, or other influences on Carpenter's business such as new competitors, the consolidation of customers and suppliers or the transfer of manufacturing capacity from the United States to foreign countries; 2) the ability of Carpenter to achieve cost savings, productivity improvements or process changes; 3) the ability to recoup increases in the cost of energy and raw materials or other factors; 4) domestic and foreign excess manufacturing capacity for certain metals;
5) fluctuations in currency exchange rates; 6) the degree of success of government trade actions; 7) the valuation of the assets and liabilities in Carpenter's pension trusts and the accounting for pension plans; 8) possible labor disputes or work stoppages; and 9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products. Any of these factors could have an adverse and/or fluctuating effect on Carpenter's results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

    CONTACT: Carpenter Technology Corporation
             Jaime Vasquez, 610-208-2165
             Jvasquez@cartech.com